Exhibit 10.31

CONSENT

  The undersigned is the holder of a 6% Secured Convertible Note due September 27, 2010 and/or 6% Secured Convertible Note due December 20, 2010 (each. a “Note”) issued by Tasker Products Corp., a Delaware corporation (the “Company”). This Consent (“Consent”) relates to the Notes and the Subscription Agreement dated as of September 2007 (the “Subscription Agreement”) by and among the Company and the investors parties thereto and is entered into as of March 24, 2008. Each of the Company and the undersigned may be referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, the Subscription Agreement allows the Company to incur senior indebtedness in the form of a line of credit through Greenbridge in the principal amount of $3,000,000, as reflected on Schedule 9(p) to the Subscription Agreement (the “Existing Senior Indebtedness”); and

WHEREAS, the Parties desire, among other things, to modify the terms of the Existing Senior Indebtedness such that the Company be permitted to incur senior indebtedness in the form of a promissory note financing in an aggregate principal amount of $5.0 million pursuant to which Axiom Capital shall serve as placement agent (replacing Greenbridge as placement agent), which financing may consist of promissory notes convertible into shares of the Company’s common stock (the “New Senior Indebtedness”).

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, including, without limitation, the Additional Consideration (as defined below), the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the Parties agree as follows:

1. Item 1 of Schedule 9(p) of the Subscription Agreement which states:

“Greenbridge Line of Credit in the principal amount of $3,000,000* .”

is hereby amended, deleted and replaced with the following:

“Promissory note financing in the aggregate principal amount of $5.0 million pursuant to which Axiom Capital shall serve as placement agent, which financing may consist of promissory notes convertible into shares of the Company’s Common Stock. Said financing is a lien senior to the liens disclosed on this Schedule 9(p), and senior to the qualified financing and related transactions, to which these disclosure schedules relate.”

* The Greenbridge Line of Credit is a lien senior to the liens disclosed on this Schedule 9(p), and senior to the qualified financing and related transactions, to which these disclosure schedules relate.

Pursuant to Section 3(b) and (c) of each of the Collateral Agent Agreements dated as of September 28, 2007 and December 20, 2007, respectively, among the Company, Axiom Capital Management, Inc., as Collateral Agent and the other parties thereto, the undersigned hereby authorizes Axiom Capital Management, Inc., as Collateral Agent, to subordinate any Collateral (as defined in the Collateral Agent Agreement) to the proposed security interest with respect to the New Senior Indebtedness and to enter into any agreement or take any action on behalf of the undersigned to effectuate the foregoing and the New Senior Indebtedness.

2. Subject to the terms and conditions hereunder and notwithstanding anything to the contrary in the Subscription Agreement, the Notes or any agreement or instrument relating thereto, for each of the interest payments (“Interest Payments”) due under the Notes on each of the last business day of each of March, June, September and December, beginning on March 2008, and ending June 2009 (collectively, the “Interest Payments Dates”), the undersigned hereby agrees that, in lieu of making the Interest Payments in cash on the Interest Payment Dates, all such interest payments shall be payable by the Company’s delivery of a Note in the principal amount of such interest payment (“Interest Note”), which Interest Notes shall be identical to the Notes, including the maturity date, except that the initial Conversion Price per share on such Interest Note shall be $0.11. The Company and the undersigned hereby acknowledge and agree that this Consent shall apply to all future Interest Payments. In addition, subject to the terms and conditions hereunder, the undersigned waives any additional provision under any other any agreement or instrument that would prohibit the Company from paying the Interest Payments as set forth in this section 2, or cause the payment of the Interest Payments as set forth in this section 2 to constitute or give rise to an event of default under, violate any term of, or impose any penalty or restriction under, any agreement or instrument.

3. As additional consideration for the consents provided by the undersigned hereunder (the “Additional Consideration”), the Company agrees to issue to the undersigned warrants exercisable for shares of common stock as is equal to the quotient determined by dividing the Warrant Amount (as defined below) by the initial exercise price of $0.11 per share (the “Warrants”). The term “Warrant Amount” shall mean an amount equal to ten percent (10%) of the principal amount of the Notes issued by the Company to the undersigned that is currently outstanding. Notwithstanding the foregoing, the Company shall not be required to issue the Warrants until (i) holders of at least 51% of the Company’s shares of common stock issued and issuable upon conversion of all outstanding Notes become parties to this Consent, (ii) closing of the New Senior Indebtedness (in an aggregate principal amount of at least $3 million) and (iii) such time as the Company has sufficient shares of common stock authorized to facilitate the exercise of the Warrants.

4. This Consent may be executed in one or more counterparts (including via PDF and/or facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Consent has been executed by each of the Parties hereto on the date first above written.

COMPANY:

TASKER PRODUCTS CORP.

By:
Name:
Title:

[INVESTOR SIGNATURE PAGES TO FOLLOW]

INVESTOR SIGNATURE PAGE

INVESTOR NAME:
(Print Name)

By:
Name:
Title: